UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 25, 2011

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-17196	48-0531200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza 100 Commercial Street Box 130 Atchison, Kansas	66002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (913) 367-1480

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     In connection with the adoption of a new fiscal year described below, the Board of Directors determined that the Registrant's cash incentive program during the resulting 6 month transition period ending December 31, 2011 would be based on its current annual program. The transition period program, which, like the annual program, will be based on growth in Modified Economic Profit ("MEP") (as defined in the second paragraph of Item 5.02(e)(1) of Registrant's Current Report on Form 8-K filed November 11, 2009, which second paragraph is incorporated herein by reference), will use 50% of MEP for fiscal 2011as a base (the "Base") from which growth in MEP will be measured. The target for growth in MEP is 50% of the increase amount that was targeted for fiscal 2011. Potential awards for named executive officers as a percentage of transition period base pay if growth in MEP over the Base during the transition period is at the target level are as follows: Timothy W. Newkirk -- 100%; Donald Coffey, Ph.D. -- 70%: Randy Schrick -- 70%. No incentive compensation is payable if growth in MEP is less than 80% of target. If growth in MEP exceeds 110% of the growth target, 125% of target incentive compensation is payable.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On August 25, 2011, the Registrant's Board of Directors adopted an amendment to Section 11.2 of the Registrant's bylaws providing that the Board will have the power to fix the fiscal year of the Registrant by resolution, and adopted a resolution changing the fiscal year from one ending June 30 to one ending on December 31. The change will be effective at the start of calendar year 2012. The transition period that will result from this change will be from July 1, 2011 to December 31, 2011. The Registrant will file a report on Form 10-K that will cover this transition period.

     The Registrant's board also adopted an amendment to Section 2.1 of the Registrant's bylaws changing the date of the annual meeting of stockholders, commencing in 2012, from the second Wednesday in October, or such other day as shall be determined in advance by the Board of Directors, to the last Thursday of May, or such other day as shall be determined in advance by the Board of Directors. The annual meeting in 2011 will be held on October 20, 2011. Stockholders who intend to present proposals for inclusion in the Registrant's proxy statement for the annual meeting of stockholders to be held in 2012 must forward them to the Registrant so that they are received on or before January 6, 2012. In addition, proxies solicited by management in connection with the 2012 annual meeting may confer discretionary authority to vote on matters which are not included in the proxy statement but which are raised at the annual meeting by stockholders, unless the Registrant receives written notice of the matter on or before March 21, 2012.

     Sections 2.1 and 11.2 of the Bylaws, as amended, are set forth below.

          Section 2.1. Annual Meetings. - The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may be properly brought before the meeting shall be held on October 20 in 2011 and thereafter on the fourth Thursday of May of each year, commencing in 2012, or on such other day as shall be determined in advance by the Board of Directors. The hour and place of the meeting, within or without the State of Kansas, shall be fixed by the Board of Directors.

     Section 11.2. Fiscal Year. - The Board of Directors shall have the power to fix, from time to time, the fiscal year of the Corporation by a duly adopted resolution.

Item 7.01. Regulation FD Disclosure.

     Attached as Exhibit 99.1, and incorporated into this Item 7.01 by reference, is a press release relating to the dividend referred to in Item 8.01 below.

Item 8.01. Other Events.

     On August 25, the Board of Directors declared a dividend of $.05 a share to holders of Common Stock. The record date for the dividend is September 15, 2011 and the payment date is October 13, 2011.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated August 31, 2011, furnished solely for the purpose of incorporation by reference into Items 7.01 and 9.01.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP Ingredients, Inc.
Date: August 31, 2011	By:	/s/ TIMOTHY W. NEWKIRK Timothy W. Newkirk President and Chief Executive Officer